Exhibit 99.1

[TUMBLEWEED GRAPHIC OMITTED]

                                                             Investor Contacts:
                                                   Tim Conley, VP Finance & CFO
                                                Tumbleweed Communications Corp.
                                                                   650-216-2000
                                                      tim.conley@tumbleweed.com

                                                    Charles Messman/Todd Kehrli
                                                                  MKR Group LLC
                                                                   818-556-3700
                                                               ir@mkr-group.com


                      TUMBLEWEED ANNOUNCES RECORD REVENUE
                         AND CASH FLOW FROM OPERATIONS

  Revenue Increase of 22% from Prior Year; Operating Cash Flow of $2.5 Million


Redwood City, CA - October 19, 2005 - Tumbleweed(R) Communications Corp. (NASDAQ:TMWD), a leading provider of email security, managed file transfer, and identity validation appliance and software products, today reported results for its third quarter ended September 30, 2005. Tumbleweed reported Q3-05 revenue of $13.7 million, up 22% from $11.2 million in Q3-04; a net loss of $538,000 or $(0.01) per share, compared to a net loss of $2.7 million or $(0.06) per share in Q3-04; and non-GAAP income, which excludes certain items described below, of $512,000 or $0.01 per share, compared to a non-GAAP loss of $1.1 million or $(0.02) per share in Q3-04. Cash balances grew by $3.4 million in the quarter to $25.7 million at September 30, 2005.

"I am pleased to announce another record revenue quarter and continued bottom line improvement," said Craig Brennan, Chief Executive Officer of Tumbleweed. "Total revenue increased $2.5 million, or 22% year over year, including a 30% increase in license revenue. During my first full quarter with Tumbleweed I spent considerable time meeting customers, employees, analysts, and investors. I am increasingly optimistic about the opportunity ahead of us."

"Our cash growth was certainly a highlight for the quarter as our cash position increased by $3.4 million," said Tim Conley, Chief Financial Officer of Tumbleweed. "Equally as important, we continued to demonstrate operating leverage as we expanded our non-GAAP profitability."

Quarterly Highlights

The communication security market is moving beyond point solutions to fully integrated, comprehensive and scaleable secure communications suites. Tumbleweed leads the communication security market with the industry's most comprehensive product portfolio for email and electronic file exchanges. During the quarter, Tumbleweed hired a new Executive Vice President of Products, hired a new Vice President in Asia, and signed two major Channel Partner Agreements in Europe. In addition, Tumbleweed recently launched a significantly updated version of its MailGate email security suite to further enhance its performance and effectiveness.

Tumbleweed's customer base grew again this quarter, with more than 100 new customers purchasing products during the period. Tumbleweed entered into more than 500 customer contracts, including 150 with repeat customers, exclusive of maintenance renewals. Tumbleweed now has more than 1,400 enterprise and government customers.

Fourth Quarter Financial Outlook

     o Tumbleweed currently estimates that revenue for the fourth quarter of 2005 will range from $13.5 million to $14.5 million.

     o GAAP results for the fourth quarter are currently expected to range from a loss of $600,000 to income of $200,000, or $(0.01) to $0.00 per share.

     o Non-GAAP income for the fourth quarter is currently expected to range from a $400,000 to $1.1 million, or $0.01 to $0.02 per share. Per share amounts are based on approximately 49.1 million shares. Non-GAAP loss excludes amortization of intangible assets and stock-based compensation expense estimated to be approximately $1.0 million.

Conference Call Information Tumbleweed management will host a conference call at 2:00 p.m. PDT (5:00 p.m. EDT) today to discuss these results. The call can be accessed by dialing 800-257-7087 and giving the company name, "Tumbleweed." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing 800-405-2236 and entering the following pass code: 11039692#. Also, the conference call will be available over the Internet at http://www.tumbleweed.com in the Investor Relations area of the site or by going to http://www.mkr-group.com.

Non-GAAP Information

The non-GAAP financial information included in this press release is not prepared in accordance with generally accepted accounting principals ("GAAP") as it excludes amortization of intangible assets, stock-based compensation expense, and merger-related and other expenses. Management believes that the presentation of non-GAAP information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses. Management also uses this non-GAAP information, along with GAAP information, in evaluating Tumbleweed's expenses. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. A reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in the attached financial statements.

About Tumbleweed Communications Corp.

Tumbleweed provides security software and appliances for email protection, file transfers, and identity validation that allow organizations to safely conduct business over the Internet. Tumbleweed offers these solutions in three comprehensive product suites: MailGate, SecureTransport, and Validation Authority. MailGate provides protection against spam, viruses, and attacks, and enables policy-based message filtering, encryption, and routing. SecureTransport enables business to safely exchange large files and transactions without proprietary software. Validation Authority is the world-leading solution for determining the validity of digital certificates. Tumbleweed's enterprise and government customers include ABN Amro, Banc of America Securities, Catholic Healthcare West, JP Morgan Chase & Co., The Regence Group (Blue Cross/Blue Shield), St. Luke's Episcopal Healthcare System, the U.S. Food and Drug Administration, the U.S. Department of Defense, and all four branches of the U.S. Armed Forces. Tumbleweed was founded in 1993 and is headquartered in Redwood City, Calif. For additional information about Tumbleweed go to www.tumbleweed.com or call 650-216-2000.

Safe Harbor Statement

Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to Tumbleweed's financial outlook, revenue growth and model leverage, markets, products and services. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed March 16, 2005 and Form 10-Q filed August 9, 2005.


Tumbleweed assumes no obligation to update information contained in this press release, including for example its guidance regarding its future performance, which represents Tumbleweed's expectations only as of the date of this release and should not be viewed as a statement about Tumbleweed's expectations after such date. Although this release may remain available on Tumbleweed's website or elsewhere, its continued availability does not indicate that Tumbleweed is reaffirming or confirming any of the information contained herein.

                                      ###


                         Tumbleweed Communications Corp.
                      Condensed Consolidated Balance Sheets
                               September 30, 2005
                                    (in 000s)

                                                                               9/30/2005           12/31/2004
                                  ASSETS                                      (unaudited)          (unaudited)
                                  ------                                   ------------------  -----------------
CURRENT ASSETS
  Cash and cash equivalents                                                        $  25,684          $  21,435
  Accounts receivable, net                                                             8,979              7,459
  Other current assets                                                                   996              1,544
                                                                           ------------------  -----------------
     TOTAL CURRENT ASSETS                                                             35,659             30,438
                                                                           ------------------  -----------------

Goodwill                                                                              48,074             48,074
Intangible assets, net                                                                 4,808              7,299
Property and equipment, net                                                            1,182              1,316
Other assets                                                                             618                589
                                                                           ------------------  -----------------
                TOTAL ASSETS                                                       $  90,341          $  87,716
                                                                           ==================  =================

                           LIABILITIES & EQUITY
                           --------------------

CURRENT LIABILITIES
  Accounts payable                                                                 $     242          $     324
  Current installments of long-term debt                                                   -                267
  Accrued liabilities                                                                  5,732              5,006
  Accrued merger-related and other costs                                                 197                775
  Deferred revenue                                                                    16,693             13,915
                                                                           ------------------  -----------------
     TOTAL CURRENT LIABILITIES                                                        22,864             20,287
                                                                           ------------------  -----------------
LONG TERM LIABILITIES

  Long-term debt, excluding current installments                                           -                200
  Accrued merger-related and other costs, excluding current portion                       96                430
  Deferred revenue, excluding current portion                                          5,183              4,248
  Other long term liabilities                                                            136                147
                                                                           ------------------  -----------------
     TOTAL LONG TERM LIABILITIES                                                       5,415              5,025
                                                                           ------------------  -----------------
     TOTAL LIABILITIES                                                                28,279             25,312
                                                                           ------------------  -----------------
STOCKHOLDERS' EQUITY
  Common stock                                                                            50                 48
  Additional paid-in capital                                                         352,933            351,122
  Treasury stock                                                                        (796)              (796)
  Deferred stock compensation expense                                                   (291)              (525)
  Accumulated other comprehensive loss                                                  (573)              (651)
  Accumulated deficit                                                               (289,261)          (286,794)
                                                                           ------------------  -----------------
     TOTAL STOCKHOLDERS' EQUITY                                                       62,062             62,404
                                                                           ------------------  -----------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                           $  90,341          $  87,716
                                                                           ==================  =================


                                             Tumbleweed Communications Corp.
                                     Condensed Consolidated Statements of Operations
                                                   September 30, 2005
                                            (in 000s, except per share data)

                                                              Three Months Ended                      Nine Months Ended
                                                                September 30,                           September 30,
                                                                 (unaudited)                             (unaudited)
                                                      ------------------------------------    -----------------------------------
                                                          2005                 2004                  2005                2004
                                                      ----------------  ------------------    ------------------  ---------------
REVENUE
  Product revenue                                       $  6,736            $  5,186             $  16,449           $  13,703
  Service revenue                                          6,593               5,428                19,142              16,144
  Intellectual property and other revenue                    351                 584                 2,592               1,516
                                                      ----------------  ------------------    ------------------  --------------
NET REVENUE                                               13,680              11,198                38,183              31,363
                                                      ----------------  ------------------    ------------------  --------------
 COST OF REVENUE
 Cost of product and service revenue                       2,299               1,491                 6,082               4,141
 Amortization of intangible assets                           510                 510                 1,530               1,327
                                                      ----------------  ------------------    ------------------  --------------
GROSS PROFIT                                              10,871               9,197                30,571              25,895

OPERATING EXPENSES
  Research and development                                 3,141               2,860                 8,965               8,828
  Sales and marketing                                      6,493               6,487                19,065              17,403
  General and administrative                               1,481               1,345                 4,325               3,689
                                                      ----------------  ------------------    ------------------  -------------
SUB-TOTAL OPERATING EXPENSES                              11,115              10,692                32,355              29,920
  Stock-based compensation                                   219                 141                   448                 522
  Amortization of intangible assets                          321                 421                   963               1,137
  Merger-related and other costs                               -                 533                   (96)              1,002
                                                      ----------------  ------------------    ------------------  -------------
TOTAL OPERATING EXPENSES                                  11,655              11,787                33,670              32,581
                                                      ----------------  ------------------    ------------------  -------------
OPERATING LOSS                                              (784)             (2,590)               (3,099)             (6,686)

NON-OPERATING INCOME
Other income (loss), net                                     250                (113)                  655                 141
                                                      ----------------  ------------------    ------------------  -------------
NET LOSS BEFORE TAXES                                       (534)             (2,703)               (2,444)             (6,545)
  Provision for income taxes                                   4                  28                    23                  29
                                                      ----------------  ------------------    ------------------  -------------
NET LOSS                                                $   (538)           $ (2,731)            $  (2,467)          $  (6,574)
                                                      ================  ==================    ==================  =============

Shares used in computing basic and diluted
  net loss per share                                      48,767              47,955                48,419              46,339

BASIC AND DILUTED NET LOSS PER SHARE                    $  (0.01)           $  (0.06)            $   (0.05)          $   (0.14)
                                                     ===============  ==================    ==================  ===============

Reconciliation to non-GAAP net income (loss)
NET LOSS                                                $   (538)           $ (2,731)            $  (2,467)          $  (6,574)
  Stock-based compensation                                   219                 141                   448                 522
  Amortization of intangible assets                          831                 931                 2,493               2,464
  Merger-related and other costs                               -                 533                   (96)              1,002
                                                     ---------------  ------------------    ------------------  ----------------
NON-GAAP NET INCOME (LOSS)                              $    512            $ (1,126)            $     378           $  (2,586)
                                                     ===============  ==================    ==================  ================

NON-GAAP BASIC AND DILUTED NET INCOME (LOSS)
  PER SHARE                                             $   0.01            $  (0.02)            $    0.01           $   (0.06)
                                                     ===============  ==================    ==================  ================
